UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into to a Material Definitive Agreement

CLO Transaction

On March 5, 2026 (the “Closing Date”), Blue Owl Credit Income Corp. (the “Company”) completed a $800 million term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XXIV, LLC, a limited liability organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “Indenture”), by and among the Issuer and The Bank of New York Mellon Trust Company, National Association: (i) $383 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.39%, (ii) $108 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.70% and (iii) $56 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 1.90% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of (i) $53 million under floating rate Class A-L loans (the “Class A-L Loans” and together with the Secured Notes, the “Debt”). The Class A-L Loans bear interest at three-month term SOFR plus 1.39%. The Class A-L Loans were borrowed under a credit agreement (the “A-L Credit Agreement”), dated as of the Closing Date, by and among the Issuer, as borrower, the lenders party thereto, and The Bank of New York Mellon Trust Company, National Association, as collateral trustee and loan agent. The Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in January 2038. The Secured Notes were privately placed by J.P. Morgan Securities LLC, as Placement Agent.

Concurrently with the issuance of the Secured Notes, the Issuer issued approximately $200.95 million of subordinated securities in the form of 200,950 preferred shares at an issue price of U.S.$1,000 per share (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Preferred Shares. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a loan sale agreement with the Issuer dated as of the Closing Date (the “BOCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $766.018 million funded par amount of middle market loans from the Company to the Issuer on the Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Debt. The Company made customary representations, warranties, and covenants to the Issuer under the loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.

Through January 2030, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Credit Advisors LLC (“BOCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuer, and the Indenture and the A-L Credit Agreement each include customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

BOCA will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date (the “Collateral Management Agreement”). BOCA is entitled to receive fees for providing these services. BOCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO XXIV Issuer’s equity or notes owned by the Company.

BOCIC expects to use the proceeds of the issuance and incurrence of the Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date contained in this Current Report on Form 8-K do not purpose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the BOCIC Loan Sale Agreement, the A-L Credit Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Core Income Funding XI

On the Closing Date, Core Income Funding XI LLC (“Core Income Funding XI”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “Secured Credit Facility”), with Core Income Funding XI, as borrower, BOCA, as servicer, the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, The Bank of New York Mellon Trust Company, National Association, as collateral agent and as collateral custodian and Bank of America, N.A., as sole lead arranger and sole book manager.

From time to time, the Company expects to sell and contribute certain investments to Core Income Funding XI pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, by and between the Company and Core Income Funding XI. No gain or loss will be recognized as a result of the contribution. Proceeds from the Secured Credit Facility will be used to finance the acquisition of eligible assets by Core Income Funding XI, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Core Income Funding XI through the Company’s ownership of Core Income Funding XI. The maximum principal amount of the Secured Credit Facility is $500 million, which can be drawn subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Core Income Funding XI’s assets from time to time, and satisfaction of certain conditions, including certain portfolio criteria.

The Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Secured Credit Facility for a period of up to two years after the Closing Date unless the commitments are terminated sooner as provided in the Secured Credit Facility (the “Commitment Termination Date”). Unless otherwise terminated, the Secured Credit Facility will mature on March 5, 2029 (the “Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first nine months following the Closing Date, Core Income Funding XI may owe a prepayment penalty. Prior to the Stated Maturity, proceeds received by Core Income Funding XI from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the Stated Maturity, Core Income Funding XI must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Amounts drawn in U.S. dollars are benchmarked to Term SOFR or Daily SOFR (depending on the timing of the borrowing), plus a spread equal to the Applicable Margin. The “Applicable Margin” is 1.35%. The Secured Credit Facility also allows for amounts drawn in U.S. dollars to bear interest at an alternate base rate without a spread.

From the Closing Date to the Commitment Termination Date, there is a commitment fee, calculated on a daily basis, ranging from 0.45% to 1.10% on the undrawn amount under the Secured Credit Facility. The Secured Credit Facility contains customary covenants, including certain limitations on the activities of Core Income Funding XI, including limitations on incurrence of incremental indebtedness, and customary events of default. The Secured Credit Facility is secured by a perfected first priority security interest in the assets of Core Income Funding XI and on any payments received by Core Income Funding XI in respect of those assets. Assets pledged to the lenders under the Secured Credit Facility will not be available to pay the debts of the Company.

Borrowings of Core Income Funding XI are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Secured Credit Facility and the Sale and Contribution Agreement and is qualified in its entirety by reference to the copies of the Secured Credit Facility and Sale and Contribution Agreement which are filed as Exhibits 10.5 and 10.6 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Indenture and Security Agreement, dated March 5, 2026, by and between Owl Rock CLO XXIV, LLC, as Issuer and The Bank of New York Mellon Trust Company, National Association, as Collateral Trustee.

10.2	Collateral Management Agreement, dated as of March 5, 2026, by and between Owl Rock CLO XXIV, LLC, as Issuer, and Blue Owl Credit Advisors LLC, as Collateral Manager.

10.3	Loan Sale Agreement, dated as of March 5, 2026, between Blue Owl Credit Income Corp., as Seller, and Owl Rock CLO XXIV, LLC, as Purchaser.

10.4	Class A-L Credit Agreement, dated as of March 5, 2026, among Owl Rock CLO XXIV, LLC, as Borrower, the Lenders parties thereto, The Bank of New York Mellon Trust Company, National Association, as Loan Agent and as Collateral Trustee.

10.5	Credit Agreement, dated March 5, 2026, among Core Income Funding XI LLC, as Borrower, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, The Bank of New York Mellon Trust Company, National Association, as Collateral Agent and Collateral Custodian.

10.6	Sale and Contribution Agreement, dated March 5, 2026, between Blue Owl Credit Income Corp., as Seller, and Core Income Funding XI LLC, as Purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Credit Income Corp.

Dated: March 9, 2026	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer